UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Rialto Blvd., Building Two, Suite 100

Austin, TX  78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

ArthroCare Corporation (“ArthroCare”) has entered a Settlement Agreement and Release (the “Settlement Agreement”) with Allstate Insurance Company and its parents, subsidiaries, affiliates, officers, directors, employees and agents (collectively, “Allstate”) regarding prior claims for reimbursement made to Allstate related to cases in which letters of protection were held by ArthroCare’s subsidiary DiscoCare, Inc.  Pursuant to the Settlement Agreement, Allstate and ArthroCare have each released the other generally from any claims, demands, losses and liabilities occurring prior to the date of the Settlement Agreement, other than third party claims.  In consideration of the mutual releases, and without admitting any liability or wrongdoing, ArthroCare has agreed to pay Allstate an aggregate of $1,700,000.  In addition, ArthroCare has agreed that it will not seek payment from Allstate on any pending SpineWand® claims for which the SpineWand surgical device was provided in exchange for a letter of protection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date:	February 23, 2010	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer